UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 29, 2005
EGL, Inc.
(Exact Name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)

000-27288	76-0094895
(Commission File Number)	(IRS Employer Identification No.)

15350 Vickery Drive, Houston, Texas (Address of principal executive offices)	77032 (Zip Code)
(281) 618-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
EGL, Inc., a Texas corporation (“EGL”), has entered into a commitment letter with Bank of America, N.A. and Banc of America LLC, dated as of August 29, 2005 (the “Revolving Commitment Letter”) and a commitment letter with Banc of America Securities LLC and Banc of America Mezzanine Finance LLC, dated as of August 29, 2005 (the “Bridge Commitment Letter”). Pursuant to the Revolving Commitment Letter, Banc of America Securities LLC has agreed to arrange a syndicate of financial institutions to provide EGL with a $250 million five-year revolving credit facility, and Bank of America, N.A. has offered its commitment to lend up to $250 million of the revolving credit facility. EGL expects to borrow $100 million under the revolving credit facility to partially finance, and pay expenses related to, the tender offer described under Item 8.01. EGL expects to borrow an additional $10 million under the revolving credit facility to be used to refinance in full all debt outstanding under its existing revolving credit facility. Pursuant to the Bridge Commitment Letter, Banc of America Mezzanine Finance LLC has agreed to provide us with a $150 million bridge facility. EGL expects to borrow $150 million under the bridge facility to partially finance the tender offer and to pay related expenses. EGL may enter into alternative debt financing, which would reduce on a dollar-for-dollar basis the proposed $150 million bridge facility. This summary description of the Revolving Commitment Letter and Bridge Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Revolving Commitment Letter and Bridge Commitment Letter, a copy of each of which will be filed as an exhibit to EGL’s Tender Offer Statement on Schedule TO that will be filed in connection with the tender offer.
Item 8.01 Other Events.
On August 29, 2005, EGL issued a press release announcing that it will commence on August 30, 2005 a modified “Dutch Auction” tender offer to purchase up 9,615,000 shares of its common stock at a price per share not less than $22.50 and not greater than $26.00. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

99.1	Press release, dated August 29, 2005, announcing commencement of modified “Dutch Auction” tender offer.

The statements in this report regarding the tender offer, its financing, the company’s or management’s intentions, beliefs or expectations, or that otherwise speak to future events, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties including, but not limited to, response to tender offer, market conditions, satisfaction of closing conditions, general economic conditions, risks associated with operating in international markets, the results of litigation, the timing and effects of any improvements in the regions and industry sectors in which the Company’s customers operate, ability to manage and continue growth, competition, ability to renegotiate customer contracts and other factors detailed in the Company’s 2004 Form 10-K and other filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize (or the consequences of such a development worse), or if underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2005	EGL, INC.
	By:	/s/ Elijio V. Serrano
Elijio V. Serrano
Chief Financial Officer

EXHIBIT INDEX

99.1	Press release, dated August 29, 2005, announcing commencement of modified “Dutch Auction” tender offer.